EXHIBIT 99.1

REPUBLIC SERVICES, INC.
REPORTS FIRST QUARTER RESULTS

•	Company reports earnings of $0.34 per share; $0.46 as adjusted

•	Adjusted free cash flow on target at $213 million

•	Positive internal growth and sequential improvement in core price and volume performance

PHOENIX (April 25, 2013) - Republic Services, Inc. (NYSE: RSG) today reported net income of $124.6 million, or $0.34 per diluted share, for the three months ended March 31, 2013, versus $142.9 million, or $0.38 per diluted share, for the comparable 2012 period.

Republic’s net income for the three months ended March 31, 2013 and 2012, includes a number of charges and other expenses and benefits that impacted its results. A detail of these charges, other expenses and benefits is contained in the Reconciliation of Certain Non-GAAP Measures section of this document. Excluding these items, net income for the three months ended March 31, 2013 and 2012, would have been $167.4 million, or $0.46 per diluted share, and $140.9 million, or $0.38 per diluted share, respectively.

Excluding certain charges, other expenses and benefits recorded during 2013 and 2012 as described in the Reconciliation of Certain Non-GAAP Measures section of this document, adjusted earnings before interest, taxes, depreciation, depletion, amortization and accretion (adjusted EBITDA) for the three months ended March 31, 2013, would have been $569.3 million, or 28.5 percent of revenue, compared to $556.8 million, or 28.1 percent of revenue, for the comparable 2012 period.

Revenue for the three months ended March 31, 2013, increased to $1,998.6 million from $1,982.4 million for the comparable 2012 period. This increase in revenue of 0.8 percent was made up of increases in core price of 1.2 percent, fuel recovery fees of 0.3 percent and acquisitions, net of divestitures of 0.5 percent that were partially offset by decreases in volumes of 1.0 percent and recycling commodities of 0.2 percent.

Commenting on these results, Donald W. Slager, president and chief executive officer, said, “I am pleased with our first quarter results, which demonstrate our ability to profitably grow our North American solid waste and recycling businesses. Consistent with our expectations, we saw sequential improvements in core pricing, volume and EBITDA margin performance. We remain on-track to achieve our full year 2013 guidance, and continue to efficiently return cash to stockholders.”

Company Declares Quarterly Dividend

Republic also announced that its Board of Directors declared a regular quarterly dividend of $0.235 per share for stockholders of record on July 1, 2013. The dividend will be paid on July 15, 2013.

About Republic

Republic is an industry leader in the U.S. non-hazardous solid waste industry. Through its subsidiaries, Republic’s collection companies, transfer stations, recycling centers and landfills focus on providing reliable environmental services and solutions for commercial, industrial, municipal and residential customers.  Republic and its employees believe in protecting the planet and applying common sense solutions to customers’ waste and recycling challenges.

Republic participates in investor presentations and conferences throughout the year.  Interested parties can find a schedule of these conferences at republicservices.com by selecting “Calendar” on the investor relations page.  Audio and other presentations from earnings calls and investor conferences are also available on the investor relations page of the website.

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For more information, contact:

Media Inquiries                    Investor Inquiries
Darcie Brossart (480) 718-6565            Ed Lang (480) 627-7128
Brian DelGhiaccio (480) 627-2741

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$130.1	$67.6
Accounts receivable, less allowance for doubtful accounts of $42.8 and $45.3, respectively	821.9	836.6
Prepaid expenses and other current assets	153.1	209.3
Deferred tax assets	118.2	117.8
Total current assets	1,223.3	1,231.3
Restricted cash and marketable securities	164.3	164.2
Property and equipment, net	6,946.8	6,910.3
Goodwill	10,696.9	10,690.0
Other intangible assets, net	343.1	358.7
Other assets	264.7	262.4
Total assets	$19,639.1	$19,616.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$464.3	$474.5
Notes payable and current maturities of long-term debt	25.1	19.4
Deferred revenue	314.1	313.2
Accrued landfill and environmental costs, current portion	189.4	195.5
Accrued interest	70.3	68.8
Other accrued liabilities	612.1	623.6
Total current liabilities	1,675.3	1,695.0
Long-term debt, net of current maturities	7,007.8	7,051.1
Accrued landfill and environmental costs, net of current portion	1,421.3	1,420.6
Deferred income taxes and other long-term tax liabilities	1,208.5	1,232.7
Self-insurance reserves, net of current portion	298.3	290.9
Other long-term liabilities	293.5	220.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 407.7 and 405.2 issued including shares held in treasury, respectively	4.1	4.1
Additional paid-in capital	6,654.0	6,588.9
Retained earnings	2,442.1	2,403.2
Treasury stock, at cost (46.3 and 44.1 shares, respectively)	(1,363.8)	(1,287.1)
Accumulated other comprehensive loss, net of tax	(4.7)	(5.8)
Total Republic Services, Inc. stockholders' equity	7,731.7	7,703.3
Noncontrolling interests	2.7	2.4
Total stockholders' equity	7,734.4	7,705.7
Total liabilities and stockholders' equity	$19,639.1	$19,616.9

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenue	$1,998.6	$1,982.4
Expenses:
Cost of operations	1,223.1	1,203.2
Depreciation, amortization and depletion	209.6	213.7
Accretion	19.2	19.7
Selling, general and administrative	206.5	222.4
Negotiation and withdrawal costs - Central States Pension Fund	62.2	0.1
Gain on disposition of assets and impairments, net	(1.1)	(3.6)
Restructuring charges	4.9	—
Operating income	274.2	326.9
Interest expense	(89.6)	(104.3)
Loss on extinguishment of debt	(1.8)	—
Interest income	0.3	0.3
Other income, net	0.2	0.2
Income before income taxes	183.3	223.1
Provision for income taxes	58.4	80.3
Net income	124.9	142.8
Net (income) loss attributable to noncontrolling interests	(0.3)	0.1
Net income attributable to Republic Services, Inc.	$124.6	$142.9
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$0.34	$0.39
Weighted average common shares outstanding	362.7	371.0
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$0.34	$0.38
Weighted average common and common equivalent shares outstanding	364.1	372.5

Cash dividends declared per common share	$0.235	$0.220

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Three Months Ended March 31,
	2013	2012
Cash provided by operating activities:
Net income	$124.9	$142.8
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	228.8	233.4
Non-cash interest expense	11.8	17.2
Restructuring related charges	4.9	—
Stock-based compensation	7.7	8.0
Deferred tax (benefit) provision	(17.6)	2.9
Provision for doubtful accounts, net of adjustments	2.9	7.2
Loss on extinguishment of debt	1.8	—
Gain on disposition of assets, net and asset impairments	(3.1)	(7.8)
Withdrawal liability - Central States Pension Fund	57.9	—
Environmental adjustments	5.8	(8.5)
Excess income tax benefit from stock option exercises and other non-cash items	(0.1)	(0.3)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	18.8	10.5
Prepaid expenses and other assets	(4.3)	(11.5)
Accounts payable	(11.9)	(44.1)
Restructuring and synergy related expenditures	(7.2)	(68.1)
Capping, closure and post-closure expenditures	(26.7)	(11.8)
Remediation expenditures	(18.9)	(13.6)
Other liabilities	44.3	77.9
Cash provided by operating activities	419.8	334.2

Cash used in investing activities:
Purchases of property and equipment	(214.8)	(274.2)
Proceeds from sales of property and equipment	3.2	4.8
Cash used in business acquisitions and development projects, net of cash acquired	(10.2)	(19.7)
Cash proceeds from divestitures, net of cash divested	1.0	9.5
Change in restricted cash and marketable securities	(0.1)	37.4
Other	(0.8)	(0.1)
Cash used in investing activities	(221.7)	(242.3)

Cash used in financing activities:
Proceeds from notes payable and long-term debt	702.9	564.3
Payments of notes payable and long-term debt	(745.5)	(586.7)
Fees paid to issue tax exempt financings	(1.2)	—
Issuances of common stock	59.9	27.0
Excess income tax benefit from stock option exercises	0.4	1.1
Purchases of common stock for treasury	(67.2)	(9.0)
Cash dividends paid	(84.9)	(81.4)
Cash used in financing activities	(135.6)	(84.7)

Increase in cash and cash equivalents	62.5	7.2
Cash and cash equivalents at beginning of period	67.6	66.3
Cash and cash equivalents at end of period	$130.1	$73.5

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2012. All amounts below are in millions and as a percentage of our revenue, except per share data.

REVENUE

The following table reflects our total revenue by line of business for the three months ended March 31:

	Three Months Ended March 31,
	2013		2012
Collection:
Residential	$535.2	26.8%	$530.9	26.8%
Commercial	643.3	32.2	621.1	31.3
Industrial	376.8	18.8	367.7	18.5
Other	8.3	0.4	7.9	0.4
Total collection	1,563.6	78.2	1,527.6	77.0

Transfer	233.3		225.9
Less: Intercompany	(141.8)		(135.3)
Transfer, net	91.5	4.6	90.6	4.6

Landfill	431.6		447.7
Less: Intercompany	(207.2)		(207.6)
Landfill, net	224.4	11.2	240.1	12.1

Sale of recyclable materials	88.0	4.4	91.2	4.6
Other non-core	31.1	1.6	32.9	1.7
Other	119.1	6.0	124.1	6.3

Total revenue	$1,998.6	100.0%	$1,982.4	100.0%

The following table reflects changes in our revenue for the three months ended March 31:

	Three Months Ended March 31,
	2013	2012
Core price	1.2%	0.6%
Fuel recovery fees	0.3	0.5
Total price	1.5	1.1
Volume	(1.0)	0.2
Recycling commodities	(0.2)	(0.8)
Total internal growth	0.3	0.5
Acquisitions / divestitures, net	0.5	0.4
Total	0.8%	0.9%

COST OF OPERATIONS

The following table summarizes the major components of our cost of operations for the three months ended March 31:

	Three Months Ended March 31,
	2013		2012
Labor and related benefits	$400.5	20.0%	$388.9	19.6%
Transfer and disposal costs	142.7	7.1	143.3	7.2
Maintenance and repairs	173.5	8.7	165.9	8.4
Transportation and subcontract costs	104.6	5.2	106.3	5.4
Fuel	127.6	6.4	131.2	6.6
Franchise fees and taxes	96.3	4.8	97.1	4.9
Landfill operating costs	40.9	2.1	26.7	1.3
Risk management	41.5	2.1	46.4	2.3
Cost of goods sold	28.3	1.4	30.7	1.5
Other	67.2	3.4	66.7	3.5
Total cost of operations	$1,223.1	61.2%	$1,203.2	60.7%

The cost categories shown above may change from time to time and may not be comparable to similarly titled categories used by other companies.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The following table provides the components of our selling, general and administrative costs for the three months ended March 31:

	Three Months Ended March 31,
	2013		2012
Salaries	$137.1	6.9%	$150.5	7.6%
Provision for doubtful accounts	2.9	0.1	7.2	0.4
Other	66.5	3.3	64.7	3.2
Total selling, general and administrative expenses	$206.5	10.3%	$222.4	11.2%

The cost categories shown above may change from time to time and may not be comparable to similarly titled categories used by other companies.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

Earnings Before Interest, Taxes, Depreciation, Depletion, Amortization and Accretion

The following table calculates earnings before interest, taxes, depreciation, depletion, amortization and accretion (EBITDA), which is not a measure determined in accordance with U.S. generally accepted accounting principles (GAAP), for the three months ended March 31:

	Three Months Ended March 31,
	2013	2012
Net income attributable to Republic Services, Inc.	$124.6	$142.9
Net income (loss) attributable to noncontrolling interests	0.3	(0.1)
Provision for income taxes	58.4	80.3
Other income, net	(0.2)	(0.2)
Interest income	(0.3)	(0.3)
Loss on extinguishment of debt	1.8	—
Interest expense	89.6	104.3
Depreciation, amortization and depletion	209.6	213.7
Accretion	19.2	19.7
EBITDA	$503.0	$560.3

We believe that presenting EBITDA is useful to investors because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA demonstrates our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit rating and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. This measure has limitations. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years. Our definition of EBITDA may not be comparable to similarly titled measures presented by other companies.

Adjusted Earnings

Reported diluted earnings per share were $0.34 for the three months ended March 31, 2013 versus $0.38 for the comparable 2012 period. During the three months ended March 31, 2013 and 2012, we recorded a number of charges, other expenses and net (gain) loss on disposition of assets that impacted our EBITDA, pre-tax income, net income attributable to Republic Services, Inc. (Net Income – Republic) and diluted earnings per share.  These items primarily consist of the following:

	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$503.0	$183.3	$124.6	$0.34	$560.3	$223.1	$142.9	$0.38
Negotiation and withdrawal costs - Central States Pension Fund	62.2	62.2	38.7	0.11	0.1	0.1	0.1	—
Restructuring charges	4.9	4.9	3.5	0.01	—	—	—	—
Loss on extinguishment of debt	—	1.8	1.1	—	—	—	—	—
Gain on disposition of assets and impairments, net	(0.8)	(0.8)	(0.5)	—	(3.6)	(3.6)	(2.1)	—
Adjusted	$569.3	$251.4	$167.4	$0.46	$556.8	$219.6	$140.9	$0.38

We believe that presenting adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services, Inc., and adjusted diluted earnings per share, which are not measures determined in accordance with GAAP, provides an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges and costs in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services Inc., and adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.

Adjusted Free Cash Flow

The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with GAAP, for the three months ended March 31:

	Three Months Ended March 31,
	2013	2012
Cash provided by operating activities	$419.8	$334.2
Property and equipment received	(217.1)	(206.4)
Proceeds from sales of property and equipment	3.2	4.8
Cash paid related to negotiation and withdrawal costs - Central States Pension Fund, net of tax	2.6	—
Restructuring payments, net of tax	4.3	—
Merger-related payments, net of tax	—	40.9
BFI risk management and Allied exchange of partnership interest tax payments	—	1.8
Adjusted free cash flow	$212.8	$175.3

We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain payments. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

Purchases of property and equipment as reflected on our consolidated statements of cash flows presented above represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period is as follows for the three months ended March 31:

	Three Months Ended March 31,
	2013	2012
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$214.8	$274.2
Adjustments for property and equipment received during the prior period but paid for in the following period, net	2.3	(67.8)
Property and equipment received during the period	$217.1	$206.4

The adjustments noted above do not affect our net change in cash and cash equivalents as reflected in our consolidated statements of cash flows.

As of March 31, 2013 and 2012, accounts receivable were $821.9 million and $808.4 million, net of allowance for doubtful accounts of $42.8 million and $45.8 million, resulting in days sales outstanding of 37 (or 23 net of deferred revenue) and 37 (or 23 net of deferred revenue), respectively.

CASH DIVIDENDS

In January 2013, we paid a cash dividend of $84.9 million to stockholders of record as of January 2, 2013. As of March 31, 2013, we recorded a dividend payable of $84.9 million to stockholders of record as of April 1, 2013, which was paid on April 15, 2013. In April 2013, our board of directors declared a regular quarterly dividend of $0.235 per share to be paid on July 15, 2013 to stockholders of record as of July 1, 2013.

STOCK REPURCHASE PROGRAM
We have had a share repurchase program since November 2010. From November 2010 to March 31, 2013, we used $892.5 million to repurchase 31.1 million shares at a weighted average cost per share of $28.69. During the three months ended March 31, 2013, we repurchased 2.1 million shares of our stock for $67.0 million at a weighted average cost per share of $31.40. As of March 31, 2013, 0.3 million repurchased shares were pending settlement and $9.5 million was unpaid and included within other accrued liabilities.

As of March 31, 2013, we had 361.4 million shares of common stock issued and outstanding.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook,” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

•
general economic and market conditions, including the current global economic and financial market crisis, inflation and changes in commodity pricing, fuel, labor, risk and health insurance and other variable costs that are generally not within our control, and our exposure to credit and counterparty risk;

•
whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to our landfills and property and equipment (including our estimates of the fair values of the assets and liabilities acquired in business acquisitions), and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	competition and demand for services in the solid waste industry;

•	price increases to our customers may not be adequate to offset the impact of increased costs, including labor, third-party disposal and fuel, and may cause us to lose volume;

•	our ability to manage growth and execute our growth strategy;

•
our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;

•
the impact on us of our substantial indebtedness, including on our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements;

•	our ability to retain our investment grade ratings for our debt;

•	our dependence on key personnel;

•	our dependence on large, long-term collection, transfer and disposal contracts;

•	our business is capital intensive and may consume cash in excess of cash flow from operations;

•	any exposure to environmental liabilities, to the extent not adequately covered by insurance, could result in substantial expenses;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending and future legal proceedings, including litigation, audits or investigations brought by or before any governmental body;

•
severe weather conditions, including those brought about by climate change, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;

•
compliance with existing and future legal and regulatory requirements, including limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;

•
potential increases in our costs if we are required to provide additional funding to any multi-employer pension plan to which we contribute or if an additional withdrawal event or events occur with respect to Central States Pension Fund or if a withdrawal event occurs with respect to any other multi-employer pension plan to which we contribute;

•	the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;

•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills;

•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies; and

•
acts of war, riots or terrorism, including the events taking place in the Middle East and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States.

The risks included here are not exhaustive. Refer to “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.